UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
( State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida	32937
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2011, Lighting Science Group Corporation (the “Company”) entered into the Series G Unit Subscription Agreement (the “Series G Subscription Agreement”) with PCA LSG Holdings, LLC, (“PCA Holdings”), Pegasus Partners IV, L.P., (“Pegasus IV”), LSGC Holdings II LLC, (“Holdings II”), Ensemble Lights, LLC, (“Ensemble”), Belfer Investment Partners L.P., (“Belfer”), Lime Partners, LLC, (“Lime”), Mr. Mark Kristoff and Mr. Alan Docter (Holdings II, Ensemble, Belfer, Lime and Messrs. Kristoff and Docter collectively, the “New Purchasers” and together with Pegasus IV, PCA Holdings and any additional investors that may become party to the Series G Subscription Agreement, the “Purchasers”). Pursuant to the Series G Subscription Agreement, the Company issued an aggregate of 23,958 units (the “Series G Units”) of the Company’s securities at a price per Series G Unit of $1,000.00 (the “Series G Offering”). Each Series G Unit consists of: (i) one share of the Company’s newly designated Series G Preferred Stock (the “Series G Preferred Stock”) and (ii) 83 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Holdings II, Ensemble, Belfer, Lime, Mr. Doctor and Mr. Kristoff purchased 6,458, 2,000, 1,200, 800, 1,000, and 1,000 Series G Units, respectively, for an aggregate of 12,458 Series G Units and total consideration of $12,458,000.00.

As a result of the Series G Offering and issuance of Series F Units (defined below) the Company has raised an aggregate of $24 million. In addition, the Company has been informed by PCA Holdings that it anticipates at least 6,500 additional Series G Units will be purchased in accordance with the Series G Subscription Agreement and pursuant to the Series G Option (as defined below). The expected proceeds from the Series G Offering and issuance of Series F Units will be used to fund the Company’s increased working capital needs resulting from the substantial increase in orders during the fourth quarter of 2011, both of which are expected to continue into 2012.

The Company previously entered into that certain Subscription Agreement (the “Series F Subscription Agreement”), dated as of November 17, 2011, pursuant to which PCA Holdings and Mr. Leon Wagner (the “Series F Unit Purchasers”) purchased 11,500 units (the “Series F Units”) of the Company’s securities, each Series F Unit consisting of (i) one share of the Company’s Series G Preferred Stock (the “Series G Preferred Stock”) and (ii) 83 shares of Common Stock, at a price per Series F Unit of $1,000.00. Pursuant to the Series F Subscription Agreement, the Company granted PCA Holdings and Pegasus IV the option, on or prior to December 31, 2011, to purchase up to 40,000 Series F Units (the “Series F Option”). In addition, the Series F Subscription Agreement provided that if the Company issued securities (other than issuances pursuant to the Company’s equity-based compensation plans) which PCA Holdings, in its sole discretion, determined were more favorable than the Series F Units, PCA Holdings would have the right (the “Conversion Right”), at any time prior to November 17, 2013, to require all Series F Unit Purchasers to exchange their Series F Units for such newly issued securities. Upon such occurrence, any outstanding right to purchase Series F Units under the Series F Option would also convert into the right to purchase the newly issued securities on substantially the same terms and conditions as those offered to the purchasers of the newly issued securities.

In connection with the issuance of Series G Units by the Company, and pursuant to the Conversion Right, PCA Holdings elected to exchange all of its outstanding Series F Units for Series G Units, which required Mr. Wagner to also exchange his Series F Units for Series G Units. In connection with the exercise of the Conversion Right, (i) the Company exchanged each Series F Unit for one Series G Unit and agreed that the Series G Preferred Stock issued to the Series F Unit Purchasers would be deemed to have begun earning and accruing the Dividend (as defined below) as of November 17, 2011 and (ii) the Series F Option was replaced by a right to purchase Series G Units pursuant to the terms and conditions of the Series G Subscription Agreement (the “Series G Option”). The Company issued 10,000 Series G Units to PCA Holdings and 1,500 Series G Units to Mr. Wagner pursuant to the Conversion Right. PCA Holdings, Pegasus IV and Holdings II may assign all or any portion of their right to purchase Series G Units pursuant to the Series G Option to assignees of their choosing.

Pursuant to the Series G Subscription Agreement, if, at any time while shares of Series G Preferred Stock remain outstanding, the Company issues securities (other than pursuant to the Company’s equity-based compensation plans) that results in gross proceeds to the Company of at least $50,000,000 (a “Subsequent Issuance”), the Company must notify all holders of Series G Preferred Stock of the terms and conditions of such Subsequent Issuance. Simultaneous with, and subject to the closing of, such Subsequent Issuance, each holder of Series G Preferred Stock would have the right to: (i) require the Company to use the proceeds of such Subsequent Issuance to redeem all of such holder’s Series G Preferred Stock or (ii) convert all or a portion of such holder’s Series G Preferred Stock into the securities issued in the Subsequent Issuance on substantially the same terms and conditions governing the Subsequent Issuance. If a holder elects to convert its shares of Series G Preferred Stock, such holder would retain all of the shares of Common Stock issued in conjunction with each converted share of Series G Preferred Stock. Upon any conversion or redemption of the Series G Preferred Stock or Units, each share of Series G Preferred Stock would be valued at its Accrued Value (as defined below).

In addition, if, at any time prior to November 17, 2013, the Company issues securities (other than issuances pursuant to the Company’s equity-based compensation plans or pursuant to a Subsequent Issuance) which PCA Holdings, in its sole reasonable discretion, determines are more favorable than the Units, each Purchaser may exchange all of its Series G Units, valued at the Accrued Value (as defined below) of the Series G Preferred Stock included in such Series G Unit, for such newly issued securities. Upon such occurrence, any outstanding rights to purchase Series G Units would also convert into the right to purchase the newly issued securities on substantially the same terms and conditions as those offered to the purchasers of the newly issued securities.

PCA Holdings and Holdings II are affiliates of Pegasus IV who, together with its affiliates, is the Company’s largest stockholder and beneficially owned approximately 84% of the Company’s common stock as of November 30, 2011 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

Series G Preferred Stock

In conjunction with the Series G Offering, on December 1, 2011, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware establishing the designation, preferences, dividends, voting rights and other special rights of the Series G Preferred Stock.

The Company designated 40,000 shares of its preferred stock as Series G Preferred Stock, par value $0.001 per share. Each share of Series G Preferred Stock is entitled to an annual cumulative dividend (the “Dividend”) of, (i) initially, 10.0%, (ii) commencing on November 17, 2012, 15.0%, and (iii) commencing on February 21, 2014, 18.0%, on the accrued value of such share (the “Accrued Value”), which is initially $1,000.00. The Divided accrues daily to the Accrued Value and compounds on (i) November 17, 2012 and, (ii) from and after November 17, 2012, and December 31 and June 30 of each year (the “Dividend Payment Date”).

On November 17, 2012, the Dividend accrues, compounds, and would be added to the Accrued Value. On each subsequent Dividend Payment Date, such Dividend would be paid to each holder in cash semi-annually in arrears out of funds legally available for the payment of dividends. The Company is only required to pay such Dividend in cash to the extent that such payment would not result in an event of default under the Company’s (i) Loan and Security Agreement with Wells Fargo Bank, N.A. (“Wells Fargo”) or (ii) Second Lien Letter of Credit, Loan and Security

Agreement, with Ares Capital Corporation (“Ares Capital”). Any Dividend that accrues on or after November 17, 2012, and is required to be paid in cash but is not paid in cash, would continue to accrue and compound and be added to the Accrued Value on the applicable Dividend Payment Date.

Except as required by law, and with certain exceptions, the Series G Preferred Stock does not have voting rights. The Series G Preferred Stock ranks, with respect to payment of dividends, distributions and rights upon liquidation, dissolution or winding-up of the affairs of the Company, senior to all other outstanding equity securities of the Company. The Company must redeem all shares of Series G Preferred Stock on February 21, 2014 or upon an earlier change of control of the Company. The Company also has the option to redeem all of the outstanding shares of Series G Preferred Stock by giving 10 days notice to each such holder and paying such holder the Accrued Value per share of Series G Preferred Stock. The Company is not permitted or required to redeem any shares of Series G Preferred Stock if such redemption would result in a default under its Loan and Security Agreement with Wells Fargo or its Second Lien Letter of Credit, Loan and Security Agreement with Ares Capital. The Company obtained Wells Fargo’s consent to the transactions contemplated by the Series G Subscription Agreement.

The foregoing description of the Series G Subscription Agreement, the Certificate of Designation, and the Series F Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Series G Subscription Agreement and the Certificate of Designation, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report and the Series F Subscription Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2011, and are incorporated herein by reference.

Forward Looking Statement.

Certain statements contained in this Current Report may constitute forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the prospective performance and financial condition of the Company, the Company’s ability to generate revenue from open orders, any future sale of Series G Units and/or the use of terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by these statements. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Section 3 — Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Company issued the shares of Series G Preferred Stock and Common Stock to the New Purchasers pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder. The Company issued the shares of Series G Preferred Stock and Common Stock to the Series F Unit Purchasers pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Section 5 — Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report is incorporated into this Item 5.03 by reference.

On December 1, 2011, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Company’s Series G Preferred Stock.

On December 6, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination to its Amended and Restated Certificate of Incorporation eliminating from the Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designation relating to the Series F Preferred Stock. The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: December 6, 2011	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

Number	Description of Exhibit
3.1	Certificate of Elimination filed with the Secretary of State of Delaware on December 6, 2011.
4.1	Certificate of Designation of Series G Preferred Stock.
10.1	Series G Unit Subscription Agreement, dated December 1, 2011, among Lighting Science Group Corporation, PCA LSG Holdings, LLC, Pegasus Partners IV, L.P., LSGC Holdings II LLC, Ensemble Lights, LLC, Belfer Investment Partners L.P., Lime Partners, LLC, Mr. Mark Kristoff and Mr. Alan Docter.